Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 7, 2006 (except for Note 23, as to which the date is October 18, 2006) relating to the financial statements of Warner Chilcott Limited (which was formerly known as Warner Chilcott Holdings Company, Limited), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey

October 18, 2006